Transformation Plan

February 26, 2007

This presentation contains “forward-looking statements” within the meaning of the federal securities laws. These statements reflect management’s current views with respect to future events and are subject to risk and uncertainties. We note that a variety of factors and uncertainties could cause our actual results to differ significantly from the results discussed in the forward-looking statements. Factors and uncertainties that might cause such differences include, but are not limited to: costs, delays, and other difficulties related to the transformation plan; the effect and timing of federal and state regulations or obtaining any necessary regulatory approvals, including IRS rulings; general economic, market, or business conditions; the opportunities (or lack thereof) that may be presented to us and that we may pursue; fluctuations in costs and expenses including the costs of raw materials, purchased energy, and freight; demand for new housing; accuracy of accounting assumptions related to pension and postretirement costs, impaired assets, allowance for credit losses, and income taxes; competitive actions by other companies; changes in laws or regulations and actions or restrictions of regulatory agencies; our ability to execute certain strategic and business improvement initiatives; and other factors, many of which are beyond our control.

This presentation includes non-GAAP financial measures.  The required reconciliation's to
GAAP financial measures are included on our website, www.templeinland.com.

9%
5%
15%
65%
26%
(11%)
84%
34%
(20%)
107%
39%
(5%)
1 year
2 year
3 year
5 year
Temple-Inland
Peer Median
S&P 500

Temple-Inland Has Consistently
Created Value For Shareholders

    Shareholder returns significantly exceed peer group median and S&P 500 over two, three and five year periods

Total Shareholder Returns

Note:     Total return includes share price appreciation plus dividends.

                Peer index includes ABY, BOW, CSAR, DTC, IP, LFB, MWV, SSCC, PKG, WY.

                Prices as of January 31, 2007.

Transformation Plan:
Unlock and Maximize Shareholder Value

Elements of the Transformation Plan

Retain manufacturing – Corrugated Packaging and Building
Products

Spin Financial Services

Spin Real Estate

Sell Timberlands

Result of the Transformation Plan

Three focused, stand-alone public-companies well positioned to create shareholder value going forward

Temple-Inland - Corrugated Packaging and Building Products

Guaranty Bank - Financial Services

Forestar – Real Estate Development

Substantial return of cash to shareholders from sale of timberland

Board of Directors and Management Team believe this Transformation
Plan, taking advantage of current market conditions, will maximize value for shareholders in the most tax efficient manner

The New Temple-Inland

Low-cost manufacturing company focused on corrugated packaging and building products with revenues of $4.0 billion

Corrugated Packaging

Operating income has improved over 1,000% since 2003 driven by execution of strategic initiatives

Full integration

Increasing asset utilization

Manufacturing excellence

Building Products

Record earnings each of the past three years

Low-cost, efficient operations

Located near some of the fast growing markets in the U.S.

Well positioned for the future

Financial Services: Guaranty Bank

Solid historical financial performance with consistent growth in earnings and cash flows

Record earnings each of the last three years

$1.8 billion in earnings and 20% ROI over the last 10 years

$16 billion financial services provider

153 bank branches in Texas & California

The largest and fastest growing deposit markets in the U.S

Nationwide lender

Wide range of loan products targeted in over 30 markets nationwide

Guaranty Insurance operation is 30th largest insurance agency in U.S.
with offices in Texas & California

Solid foundation for continued strong financial performance

Real Estate (Forestar)

Real estate investment and development activities

236,000 acres of real estate

85 projects located in 8 states and 12 markets

Focus on value creation through entitlement and development activities

Activities include single-family residential, commercial, mixed-used and multi-family

Significant concentration around Atlanta

The largest homebuilding market in the U.S.

Among the fastest growing markets in the U.S.

Prior to spin, approximately 100,000 additional acres to be transferred from strategic timberland into Forestar Real Estate Group

Forestar Real Estate Group – approximately 336,000 total acres

Forestar as an independent company is uniquely
positioned to accelerate the creation of shareholder value

Strategic Timberlands

High quality timberlands located in very attractive markets

Approximately 1.8 million acres

Texas, Louisiana, Alabama and Georgia

Strong fiber demand markets

Mineral rights (388,000 acres in TX and 351,000 acres in AL and GA)

Prior to spin, transfer approximately 100,000 additional acres from strategic timberland into Forestar Real Estate Group

Extremely valuable resource with accelerating harvest profile and mix improvement

Fiber growth to increase 50% in next 10 years and double over next 30 years

Sawtimber harvest nearly doubles in 10 years, sawtimber value
5x pulpwood

Consummate appropriate fiber supply agreement

Sale process will begin immediately

Anticipated Use of Proceeds

Majority of proceeds from sale of Timberlands to be
returned to shareholders

Portion of proceeds used for debt reduction to establish
and maintain appropriate capital structure for three
independent businesses

Transformation Summary

   Real Estate and Financial Services spin-offs are anticipated to be tax free

   Anticipate Transformation to be complete by year-end 2007

   Keep market updated on our progress

   Board of Directors and Management Team convinced
            Transformation Plan maximizes value for shareholders